UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 2, 2025, Oportun Financial Corporation used the following communication:

TO: All Oportun Employees

FROM: Raul Vazquez

SUBJECT: Important Update Regarding Annual Stockholder Meeting

DATE: June 2, 2025

Team,

This morning, we issued a press release and letter to Oportun stockholders ahead of our upcoming 2025 Annual Meeting of Stockholders, which is scheduled for July 18, 2025. Together with the definitive proxy statement that we filed with the Securities and Exchange Commission on May 28, this marks the first step in our process to solicit shareholder support for Oportun’s director nominees – myself and Carlos Minetti – to our Board of Directors ahead of the Annual Meeting. These materials contain important information, and I encourage you to read them.

All Oportun stockholders will receive our letter and proxy statement, and over the next several weeks we will continue to communicate with our stockholders through press releases, letters from our Board and other means to encourage them to vote for Oportun’s director nominees. If you are an Oportun stockholder, it is very important for you to review these materials, which will include information about how to vote at the upcoming Annual Meeting. We strongly encourage you to vote “FOR” Oportun’s nominees using the GREEN proxy card or GREEN voting instruction form included in the materials you will receive. We have also developed a website with key information related to the stockholder vote, which you can visit at VoteForOportun.com. Your vote is critical to ensuring our continued success, no matter how many shares you own.

As you may know, one of our investors, Findell Capital Management, has nominated its own director candidate for election to the Board at the Annual Meeting. Over several years, we’ve engaged extensively with Findell Capital, carefully considering its perspectives and adopting several of its recommendations. Despite these efforts, Findell Capital has chosen to initiate a disruptive and expensive proxy contest. You may have already received, and may in the future receive, materials from Findell Capital. Any materials from Findell Capital may include a white proxy card. We urge you to disregard and discard these materials.

If you receive any inquiries about our Annual Meeting from investors, please direct them to Dorian Hare. If you receive inquiries from other external stakeholders, please direct them to Kate Layton.

To the entire Oportun team, I am proud of the great progress we have made. The best thing that each of us can do to help Oportun – in addition to voting on the GREEN proxy card or GREEN voting instruction form – is to stay focused on running the business, serving our members and empowering them with the confidence to build a better financial future.

Thank you, as always, for your continued commitment and dedication.

Best,

Raul

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements.” These forward-looking statements are subject to the safe harbor provisions under applicable federal securities laws. All statements other than statements of historical fact contained in this communication, including statements as to our future performance, financial position, strategic initiatives and our upcoming annual meeting, are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.